                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 30, 2001
                                                         ---------------


                            ADVANCED MAGNETICS, INC.
                            -------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     0-14732                   04-2742593
          --------                     -------                   ----------
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
     of Incorporation)               File Number)            Identification No.)


      61 Mooney Street
       Cambridge, MA                                              02138
       -------------                                              -----
   (Address of Principal                                        (Zip Code)
     Executive Offices)



       Registrant's telephone number, including area code: (617) 497-2070
                                                          -----------------

ITEM 9.           REGULATION FD DISCLOSURE

         In accordance with general instruction B.2. of Form 8-K, the following information is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The following information shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or any filing under the Securities Exchange Act of 1934, as amended, except to the extent that any such filing specifically incorporates this information by reference, and will not otherwise be deemed filed under either Act.

         The following is the text of a letter distributed to shareholders of the Company, dated April 30, 2001:


April 30, 2001

Dear Shareholder:

         It is with great pleasure that we report to you that in the second quarter ended March 31, 2001, your Company achieved profitability, earning $557,604 or $0.08 per share during the quarter. For the six-month period, the Company had earnings of $15,434 or $0.00 per share. Revenues in the second quarter were $1,887,333, a more than 100% increase from the comparable period in 2000. Revenues increased as a result of a licensing agreement executed in the fourth quarter of fiscal 2000 with Cytogen Corp. For complete comparable results, please refer to the condensed income statements that are included in this letter.

         It should be noted that last year's figures have been adjusted to reflect the Company's adoption of SEC Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" (SAB 101) in the first quarter of fiscal 2000. SAB 101 provides guidance from the Securities and Exchange Commission on revenue recognition relating to upfront licensing fees.

         In the current quarter, an Investigational New Drug (IND) submission will be made to the Food and Drug Administration (FDA) for Code 7228 as an intravenous iron therapeutic. The potential for Code 7228 in the treatment of anemia is very exciting for the Company. The treatment of iron deficiency anemia is a large and growing market, especially in kidney dialysis and cancer patients, and we believe that Code 7228 could be a significant improvement over currently used therapeutics. We anticipate a Phase II human trial could begin before the end of the current quarter. The Phase II trial for Code 7228 as an imaging agent in Magnetic Resonance Angiography began this last quarter and is continuing. Preliminary imaging results have been very encouraging and we remain optimistic about the safety profile of this product. The Company continues to discuss with the FDA the steps that will be required to move Combidex(R) from "approvable" to "approved". The agency is seeking additional clinical data and the Company believes it has provided adequate data for approval. A resolution to this impasse could come this quarter. Similar issues in Europe have delayed Guerbet in its efforts to gain marketing approval for Sinerem(R) (COMBIDEX) and additional clinical trials are contemplated in Europe.

The Supplemental New Drug Application (sNDA) for Feridex I.V.(R) submitted last quarter is actively under review by the FDA at this time. A decision on the sNDA is expected before the end of the year.

         The Company's financial measures continue to be strong, with no debt, and cash and securities at March 31, 2001 of almost $26 million. The Company has successfully brought operating expenses into better balance with revenues so they are now more appropriate to the current scope of Company activities. We believe that the Company can continue to operate profitably going forward and it is our intention to do so. The Company's stock buyback plan continues in place. So far we have only been able to purchase 72,500 shares. Volume, timing and statutory restrictions on our buyback activities continue to be obstacles in our efforts, but the Company continues to actively attempt to buy back the full million-share authorization.

         On a personal note, we regret to inform you that Professor Joseph Lassiter has resigned from the Board of Directors. Professor Lassiter's wise counsel will be missed. We are pleased that we have been able to replace him with Mr. Sheldon Bloch, the founder, President and CEO of Compucyte Corp., a leading developer of laser cytometry diagnostic systems.

         We hope to be able to report further positive developments to you in future communications.


         Sincerely,


         Jerome Goldstein
         Chairman and CEO

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS. ANY STATEMENTS CONTAINED IN THIS LETTER THAT DO NOT DESCRIBE HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM CURRENT EXPECTATIONS INCLUDE THE FOLLOWING:
THE TIMING OF THE COMPANY'S RECOGNITION OF DEFERRED REVENUE, WHICH IS AFFECTED BY ITS PERFORMANCE OF ITS OBLIGATIONS UNDER ITS LICENSE AGREEMENTS; UNCERTAINTIES REGARDING ACHIEVEMENT OF RECURRING PROFITABILITY, INCLUDING INCREASING RECURRING PRODUCT REVENUES; DELAYS IN THE PREPARATION AND SUBMISSION OF THE IND FOR CODE 7228; RESULTS OF CLINICAL TRIALS FOR CODE 7228 AS AN IRON THERAPEUTIC AND FOR MAGNETIC RESONANCE ANGIOGRAPHY; TIMING AND RESULTS OF FDA AND FOREIGN REGULATORY ACTIONS ON FILINGS FOR COMBIDEX, FERIDEX I.V.(R) AND OTHER PRODUCTS; CONTINUATION OF COST REDUCTIONS RELATIVE TO REVENUE; AND OTHER RISKS IDENTIFIED IN ADVANCED MAGNETICS, INC.'S SECURITIES AND EXCHANGE COMMISSION FILINGS. THE COMPANY CAUTIONS READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEY ARE MADE. ADVANCED MAGNETICS DISCLAIMS ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY SUCH STATEMENTS TO REFLECT ANY CHANGE IN EXPECTATIONS OR IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS MAY BE BASED, OR THAT MAY AFFECT THE LIKELIHOOD THAT ACTUAL RESULTS WILL DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS.

                            ADVANCED MAGNETICS, INC.
                 CONDENSED INCOME STATEMENT FOR THE THREE-MONTH
                   AND SIX-MONTH PERIODS ENDED MARCH 31, 2001
                                   (unaudited)


                                                  THREE MONTHS                              SIX MONTHS
                                                 ENDED MARCH 31,                          ENDED MARCH 31,
                                            2001                2000                  2001               2000
                                            ----                ----                  ----               ----

  Revenues                               $ 1,887,333             $ 869,020           $2,549,952         $1,463,000

  Costs and expenses                       1,329,729             1,727,659            2,534,518          3,569,385
                                      ----------------    ------------------    -----------------    ---------------

  Income (loss) before cumulative
  effect of accounting change                557,604              (858,639)              15,434         (2,106,385)

  Cumulative effect of accounting
  change                                         ---                   ---                   ---        (7,457,717)
                                      ----------------    ------------------    -----------------    ---------------

  Net income (loss)                        $ 557,604           $  (858,639)            $  15,434       $(9,564,102)
                                      ================    ==================    =================    ===============

  Basic and diluted income (loss)
  per share                                $    0.08           $     (0.13)            $    0.00       $     (1.42)
                                      ================    ==================    =================    ===============

  Weighted average number of common
  shares                                   6,725,657             6,752,027             6,746,346         6,752,027

  Weighted average number of common
  and common equivalent shares             6,725,657             6,752,027             6,746,346         6,752,027




                               BALANCE SHEET DATA

                                              3/31/01               9/30/00
                                              -------               -------

  Working capital                         $  21,760,637          $ 25,706,905

  Total assets                            $  30,763,107          $ 35,667,591

  Shareholders' equity                    $  12,112,636          $ 14,305,633

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      ADVANCED MAGNETICS, INC.



April 30, 2001                        By  /s/ Jerome Goldstein
                                          --------------------------------------
                                          Jerome Goldstein
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and Treasurer